EXHIBIT 23


                    Consent of Independent Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-43573) of Hospitality Properties Trust and in the related Prospectus of our report dated February 3, 1998, with respect to the combined financial statements of SC Suites Summerfield Partnerships included in its Current Report on Form 8-K dated April 15, 1998, filed with the Securities and Exchange Commission.

                                                        /s/Ernst & Young LLP



Wichita, Kansas
April 15, 1998